Exhibit 99.1


[Graphic Omitted]

FOR IMMEDIATE RELEASE

Contacts:

Peter Wiederspan                    Penny Thomas
Director, Finance                   Corporate Communications Manager
(360) 493-6165                      (360) 493-6724
investor_relations@illuminet.com    media_relations@Illuminet.com

 Illuminet Holdings, Inc. Third Quarter Financial Results Release Date and Time


OLYMPIA, WASH. - October 23, 2000 - Illuminet Holdings, Inc. (Nasdaq: ILUM) announced today that it plans to release the financial results of its third quarter ended September 30, 2000 after the close of regular market trading on Wednesday, October 25, 2000.

The company will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its third quarter financial results featuring remarks by Roger Moore, President and Chief Executive Officer, and Dan Weiss, Chief Financial Officer. A live webcast and replay of the call will be available at www.illuminet.com. or www.vcall.com.

ABOUT ILLUMINET
Founded in 1981, Illuminet is a leading provider of advanced nationwide signaling and intelligent network services to the communications industry. Connection to the Illuminet network gives carriers access to the system of signaling networks of nearly the entire U.S. public-switched telecommunications infrastructure through a single source. Illuminet specializes in SS7 network services and intelligent network solutions for services such as calling name delivery, calling card validation, wireless roaming, number portability, network usage measurement, network management, Operations Support System (OSS) mediation services, clearinghouse services, toll-free database and other specialized database access functions. Illuminet's headquarters are at 4501 Intelco Loop, SE, Lacey, WA 98503; (360) 493-6000; www.illuminet.com.

EDITOR'S NOTE: Illuminet is a registered service mark with the United States Patent and Trademark Office.


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